EXHIBIT h8

FIRST AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT (this “Amendment”) is made and entered into effective as of April 30, 2019 between The Ancora Group, Inc., an Ohio corporation (the “Provider”) and Ancora Trust (the “Trust”), on behalf of each series of the Trust set forth in Schedule A attached hereto, and such other investment funds as the Trust may from time to time create (each a “Fund,” and collectively, the “Funds”).

RECITALS

WHEREAS, the Trust is an Ohio business trust organized under a Declaration of Trust (“Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Provider have entered into a Shareholder Services Agreement dated April 30, 2017, as the same may be amended over time (the “Agreement”), pursuant to which the Provider provides certain shareholder services to the Trust and the Funds in exchange for compensation calculated as a percentage of the average daily net assets of each series; and

WHEREAS, the Trust and the Provider now desire to amend the Agreement as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Provider hereby agree to amend the Agreement as follows:

1.

Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.

Except as specifically provided for herein, the terms of the Agreement shall continue in full force and effect.

3.

Schedule A of the Agreement is hereby amended and restated in its entirety as shown in the attached Schedule A”.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date and year first written above.

ANCORA TRUST

By:

Name:

Bradley A. Zucker

Its:

President, Treasurer and Secretary

THE ANCORA GROUP, INC.

By:

Name:

Its:

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SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Fee for the Services
Ancora Income Fund	Class I	.01%

Ancora/Thelen Small-Mid Cap Fund	Class I	.01%

Ancora MicroCap Fund	Class I	.01%

Ancora Special Opportunity Fund	Class I	.01%

Ancora Dividend Value Equity Fund	Class I	.01%

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